Exhibit 5.1

Simpson Thacher & Bartlett llp
425 lexington avenue new york, ny 10017-3954
telephone: +1-212-455-2000 facsimile: +1-212-455-2502
Direct Dial Number	E-mail Address

, 2017

Gardner Denver Holdings, Inc.
222 East Erie Street, Suite 500
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

We have acted as counsel to Gardner Denver Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-                   ) (as amended, the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the sale by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of an aggregate of                      shares of Common Stock, par value $0.01 per share, of the Company (together with any additional shares of such Common Stock that may be sold by certain of the Selling Stockholders pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Shares”).

We have examined the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Gardner Denver Holdings, Inc.	-2-	, 2017

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,
/s/
SIMPSON THACHER & BARTLETT LLP